Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The acquisition by BOQI International Medical Inc. (the “Company”) of Chaohu Zhongshan Minimally Invasive Hospital (“Zhongshan Hospital”), a company organized under the laws of the People’s Republic of China (“China” or the “PRC”), closed on February 5, 2021.

On December 15, 2020, the Company entered into a stock purchase agreement (the “Zhongshan SPA”) to acquire Zhongshan Hospital, a private hospital in the southeast region of China with 160 hospital beds and 95 employees, including 20 doctors, 48 nurses, 10 other medical staff and 17 non-medical staff. Pursuant to the Zhongshan SPA, the Company agreed to purchase all the issued and outstanding equity interests in Zhongshan Hospital (the “Zhongshan Shares”) for RMB 120,000,000 (approximately $18,348,623), to be paid by the issuance of 2,000,000 shares of the Common Stock and the payment of RMB 80,000,000 in cash.

The cash consideration of RMB 40,000,000 (approximately US$6,116,207) was paid to the seller in December 2020. On February 12, 2021, 2,000,000 shares of the Common Stock valued at RMB 40,000,000 (approximately $6,116,207) were issued to the Zhongshan Hospital seller as part of the post-closing consideration. The balance of the purchase price in the amount of RMB 40,000,000 (approximately $6,116,207) will be paid subject to post-closing adjustments based on the performance of Zhongshan Hospital in 2021 and 2022, respectively.

The unaudited pro forma condensed combined balance sheet combines the Company’s and Zhongshan Hospital’s balance sheets as of December 31, 2020, giving pro forma effect to the above transaction as if it had occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations combines the Company’s and Zhongshan Hospital’s operations for the year ended December 31, 2020, giving effect to the transaction as described on a pro forma basis as if the transaction had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. These pro forma financial statements should be read in conjunction with the audited historical financial statements of the Company and the related financial statements for Zhongshan Hospital, which are included elsewhere in this current report on Form 8-K.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Zhongshan Hospital by the Company occurred on the indicated date, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

BOQI INTERNATIONAL MEDICAL, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2020

(UNAUDITED)

	BOQI
	International	Zhongshan				Combined
	Medical, Inc	Hospital	Adjustments			Pro Forma

ASSETS
CURRENT ASSETS
Cash	$135,309	$5,324		$-		$140,633
Accounts receivable, net	6,686,552	92,826		-		6,779,378
Advances to suppliers	2,693,325	-		-		2,693,325
Inventories	735,351	120,086		-		855,437
Prepayments and other receivables	14,880,526	194,286		(6,116,207	)(c)	8,958,605
Operating lease-right of use assets	53,425	-				53,425

Total current assets	25,184,488	412,522		(6,116,207)		19,480,803

NON-CURRENT ASSETS
Property, plant and equipment, net	910,208	570,788				1,480,996
Operating lease-right of use assets		1,187,913				1,187,913
Goodwill	6,914,232	-		18,994,903	(c)	25,909,135
Deferred tax assets	193,211	-				193,211

Total non-current assets	8,017,651	1,758,701		18,994,903		28,771,255

TOTAL ASSETS	$33,202,139	$2,171,223		$12,878,696		$48,252,058

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term bank borrowings	$904,228	$153,259	$			$1,057,487
Long-term loans due within one year	34,201	-				34,201
Convertible promissory notes, net	3,328,447	-				3,328,447
Accounts payable, trade	5,852,050	795,010				6,647,060
Advances from customers	194,086	2,710				196,796
Amount due to related parties	226,514	215,179				441,693
Taxes payable	773,649	-				773,649
Other payables and accrued liabilities	4,228,976	391,205		6,116,207	(a)	10,736,388
Lease liabilities-current	23,063	158,860				181,923
						0
Total current liabilities	15,565,214	1,716,223		6,116,207		23,397,644
						0
Long-term loans – noncurrent portion	720,997	-		-		720,997
Lease liabilities-non current	22,457	1,101,282		-		1,123,739
						0
TOTAL LIABILITIES	16,308,668	2,817,505		6,116,207		25,242,380
						0
COMMITMENTS AND CONTINGENCIES						0
						0
EQUITY						0
Common stock, $0.001 par value, 50,000,000 shares authorized, 17,254,587 shares issued and outstanding as of December 31, 2020	13,254			2,000	(b)	15,254
Paid-in capital	-	685,687		(685,687	)(c)	-
Additional paid-in capital	26,344,920			6,114,207	(c)(a)	32,459,127
Statutory reserves	2,263,857					2,263,857
Accumulated deficit	(12,914,973)	(1,330,216)		1,330,216	(c)	(12,914,973)
Accumulated other comprehensive income (loss)	1,003,392	(1,753)		1,753	(c)	1,003,392
Total BOQI International Medical, Inc. equity	16,710,450	(646,282)		6,762,489		22,826,657

NON-CONTROLING INTERESTS	183,021	-		-		183,021

Total equity	16,893,471	(646,282)		6,762,489		23,009,678

Total liabilities and equity	$33,202,139	$2,171,223		$12,878,696		$48,252,058

See accompanying notes to the unaudited pro forma condensed combined financial statements

BOQI INTERNATIONAL MEDICAL, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

	BOQI
	International	Zhongshan				Combined
	Medical, Inc	Hospital	Adjustments			Pro Forma

REVENUES	$12,844,902	$1,452,735	$			$14,297,637

COST OF REVENUES	10,402,085	1,171,104				11,573,189

GROSS PROFIT	2,442,817	281,631		-		2,724,448

OPERATING EXPENSES:
Sales and marketing	783,134					783,134
General and administrative	5,471,964	266,582		-		5,738,546
Total operating expenses	6,255,098	266,582		-		6,521,680

INCOME (LOSS) FROM OPERATIONS	(3,812,281)	15,049		-		(3,797,232)

OTHER INCOME (EXPENSE)
Interest income	304	-		-		304
Interest expense	(84,913)	(53,550)		-		(138,463)
Exchange gains	547,114	-		-		547,114
Other income (expense)	(1,953)	(10,637)		-		(12,590)
Total other income (expense), net	460,552	(64,187)		-		396,365

INCOME (LOSS) BEFORE INCOME TAXES	(3,351,729)	(49,138)		-		(3,400,867)

PROVISION FOR INCOME TAXES	434,306					434,306

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(3,786,035)	(49,138)		-		(3,835,173)

DISCONTINUED OPERATIONS		-
Loss from operations of discontinued operations	1,908,110	-				1,908,110

NET LOSS	(1,877,925)	(49,138)		-		(1,927,063)
Less: net income (loss) attributable to non-controlling interest	119,158	-				119,158
NET LOSS ATTRIBITABLE TO BOQI INTERNATIONAL MEDICAL, INC.	$(1,997,083)	$(49,138)		$-		$(2,046,221)

COMPREHENSIVE INCOME (LOSS)
NET INCOME (LOSS)	$(1,877,925)	$(49,138)		$-		$(1,927,063)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(941,957)	(41,255)				(983,212)
TOTAL COMPREHENSIVE INCOME (LOSS)	$(2,819,882)	$(90,393)		$-		$(2,910,275)
Less: comprehensive income (loss) attributable to non-controlling interest	(17,113)	-				(17,113)
COMPREHENSIVE LOSS ATTRIBUTABLE TO BOQI INTERNATIONAL MEDICAL INC.	$(2,802,769)	$(90,393))		$-		$(2,910,275)
						0
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK						0
Basic and diluted	10,672,814	-		2,000,000	(b)	12,672,814
						0
LOSS PER SHARE						0
Continuing operations - basic and diluted	$(0.35)	$ N/A		$-		$(0.30)
Discontinued operations - basic and diluted	$0.18	$ N/A		$-		$0.15
Net loss - basic and diluted	$(0.18)	$ N/A		$-		$(0.15)

See accompanying notes to the unaudited pro forma condensed combined financial statements

BOQI International Medical, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provision of ASC 805 on the basis of BOQI International Medical Inc. and subsidiaries (“the Company”) as the accounting acquirer of Chongqing Zhongshan Technology Ltd., and its subsidiary (“Zhongshan Hospital”). Under the acquisition method, the acquisition date fair value of the gross consideration paid by the Company to close the acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair value. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amount recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the acquisition are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. The Company believes that its assumptions and methodologies provided a reasonable basis for presenting all the significant effects of the acquisition contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet combines the Company’s and Zhongshan Hospital’s balance sheets as of December 31, 2020 as if the acquisition had occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations combines the Company’s and Zhongshan Hospital’s operations for the year ended December 31, 2020, presented as if the acquisition had been completed on January 1, 2020. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Company and Zhongshan Hospital after considering the effect of the adjustments described in these footnotes.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and Zhongshan Hospital operations. Further, actual results may be different from these unaudited pro forma combined financial statements. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Zhongshan Hospital.

2. Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of Zhongshan Hospital’s assets acquired and liabilities assumed as if the acquisition date was December 31, 2020 is presented below:

Calculation of consideration per the stock purchase agreement
Common shares issuance		$6,116,207
Cash consideration-Estimated fair value		12,232,414
Total consideration		$18,348,621

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$5,324
Accounts receivable	92,826
Inventories	120,086
Prepayments and other receivables	194,286
Property, plant and equipment, net	570,788
Operating lease-right of use assets	1,187,913
Short-term bank borrowings	(153,259)
Accounts payable	(795,010)
Advances from Customers	(2,710)
Amount due to related parties	(215,179)
Other payables and accrued liabilities	(391,205)
Lease liabilities-current	(158,860)
lease liabilities-non current	(1,101,282)
Total identifiable net assets		(646,282)
Goodwill		18,994,903
Net assets acquired		$18,348,621

Goodwill represents the excess of the purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of Zhongshan Hospital.

The Company has not completed the detailed valuation necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company based on the information currently available and are subject to change once additional analyses are completed. Furthermore, the cash portion of purchase price has not been paid in full yet and the final purchase price may be subject to the certain closing adjustment items pursuant to the Stock Purchase Agreement.

As the goodwill calculation above assumed full payment of the purchase price, the final amount recorded may differ materially from the information presented.

3. Proforma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposed only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The pro forma adjustments are comprised of the following elements:

(a)	Represents the unpaid cash consideration that is payable to former Zhongshan Hospital shareholder;

(b)	Reclassify the share consideration that has been issued to the former Zhongshan Hospital shareholder, 2,000,000 shares issued on February 12, 2021 valued at $6,116,207 for the shares issued; and

(c)	Represents acquisition consideration allocated to assets acquired and liabilities assumed in the acquisition, and the allocation to goodwill, which was the amount that the purchase price exceeded the fair value of the identifiable net assets, and the elimination of the equity of Zhongshan Hospital that the Company acquired.